Exhibit 99.1

Hyliion Holdings Corp.

Investor Inquiries

ir@hyliion.com

Press Inquiries

Liz Hilton

press@hyliion.com

(833) 495-4466

HYLIION REPORTS FOURTH QUARTER 2020 FINANCIAL RESULTS

AUSTIN, Texas (Feb. 23, 2021)—Hyliion Holdings Corp. (NYSE: HYLN) (“Hyliion”), parent company of Hyliion Inc. and a leader in electrified powertrain solutions for Class 8 commercial vehicles, today reported its fourth quarter and full year 2020 financial results.

Key Business Highlights

●	Announced the introduction of the company’s next generation battery module, which is capable of up to five times as much cycle life than a conventional EV battery, can be recharged in under eight minutes and allows for more than a 40% improvement in cooling compared to the previous system. This enables a higher charge rate and longer sustained power output.

●	Achieved previously forecasted volumes for 2020, including installation of seven Hybrid electric units in the fourth quarter and 20 Hybrid electric units for the full year 2020.

●	Designed and developed the next generation Hybrid system, which will be introduced in 2021. The system will feature the next generation battery module, incorporate a custom e-axle solution, and include enhanced on-board data analytics capabilities.

●	Initial Hypertruck ERX builds will utilize a Peterbilt chassis; Hyliion placed the first orders of Peterbilt trucks with specifications that are ideal for the Hypertruck ERX powertrain.

●	Strategically designed the Hypertruck technology roadmap to be compatible with hydrogen fuel cell technology.

●	Received approximately $141 million in cash proceeds upon exercise of public warrants for approximately 12.2 million shares of common stock.

●	Expanded the executive team with appointments of Sherri Baker as Chief Financial Officer; Jose Oxholm as Vice President, General Counsel and Chief Compliance Officer; Bobby Cherian as Senior Vice President of Sales and Supply Chain; and Matthew Loos as Senior Vice President of Marketing.

Executive Commentary

Thomas Healy, Hyliion’s Chief Executive Officer, said, “We concluded a momentous year for Hyliion and significantly advanced our commercialization strategy. I am pleased with all that we have accomplished as our team continues to adapt in this unprecedented environment.

We enter 2021 with strong financial and operational resources and an established network of strategic partners. The powertrain technologies we have already deployed, and those that we will bring to market, further differentiate Hyliion and reflect our unique competitive advantages. We are delivering proven, cost-effective and eco-friendly solutions that we anticipate will electrify and revolutionize the commercial transportation industry.”

Next Generation Battery Module

On Feb. 11, 2021, the Company announced its next generation battery module, which integrates Toshiba’s LTO cells with Hyliion’s proprietary technology advancements. The new module delivers multiple benefits tied to performance, including more than a 40% improvement in cooling compared to the previous system, up to five times longer battery life, and can be recharged in under eight minutes. The new module design reduces the operating temperature of the cells allowing for a safer operating environment and has already passed UN 38.3 battery testing procedures. Building on Hyliion’s proprietary battery system, the new battery module will be incorporated into the next evolution of Hyliion’s Hybrid system. Furthermore, the company sees possible additional use cases and opportunities to deploy this technology across other industries and applications.

2021 Focus

Hyliion is providing significant value to current and prospective customers today through expanded commercialization and deployment of its Hybrid powertrain solution. In addition, the company will introduce the next generation Hybrid system in 2021. This system will feature the next generation battery module, incorporate a custom e-axle solution, and include enhanced on-board data analytics capabilities. Potential benefits of utilizing the next generation Hybrid system compared to conventional diesel or CNG commercial vehicles include reduced fuel usage, emissions, idling, and/or improved performance.

Later this year, Hyliion plans to introduce demonstration units of the Hypertruck ERX, which can deliver net-negative carbon emissions, greater acceleration, range, and significant cost savings, all the while recharging itself en route. Key commercialization milestones have been planned throughout 2021 including the initial build of demonstration trucks, collaboration with industry leading fleet partners and the deployment of test units within fleets operations by the end of the year.

In tandem, Hyliion is developing powertrains that are fuel agnostic and designed to offer customers the greatest flexibility as they transition to electrified transportation. The company’s solutions are designed to capitalize on the advantages RNG provides today, while being compatible with hydrogen fuel cells – well situating Hyliion to leverage hydrogen when the technology and infrastructure become available. In addition, Hyliion continues to invest in and explore additional strategic partnerships focused on commercialization of current product lines, disruptive technology, and talent acquisition.

4Q20 Conference Call

Hyliion will host a conference call and webcast for investors and other interested parties to review its fourth quarter 2020 financial results on Wednesday, Feb. 24, 2021 at 11:00 a.m. Eastern Time. A live webcast of the call, as well as an archived replay following, will be available online on the Investor Relations section of Hyliion’s website. Those wishing to participate can access the call using the links below:

Conference Call Online Registration: http://www.directeventreg.com/registration/event/4551008

Webcast: https://investors.hyliion.com/events-and-presentations/default.aspx

Full year 2020 financial results for Hyliion Holdings Corp. (f/k/a Tortoise Acquisition Corp.) on a consolidated basis will also be filed with the SEC on Form 10-K.

About Hyliion Holdings Corp and Hyliion Inc.

Hyliion Inc. is a wholly owned subsidiary of Hyliion Holdings Corp. (NYSE: HYLN). Hyliion’s mission is to reduce the carbon intensity and greenhouse gas (GHG) emissions of commercial transportation Class 8 vehicles by being a leading provider of electrified powertrain solutions. Leveraging advanced software algorithms and data analytics capabilities, Hyliion offers fleets an easy, efficient system to decrease fuel and operating expenses while seamlessly integrating with their existing fleet operations. Headquartered in Austin, Texas, it designs, develops and sells electrified powertrain solutions that are designed to be installed on most major Class 8 commercial vehicles, with the goal of transforming the commercial transportation industry’s environmental impact at scale. For more information, visit www.hyliion.com.

Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Hyliion and its future financial performance, as well as its strategy, future operations, estimated financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyliion disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements herein, to reflect events or circumstances after the date of this press release. Hyliion cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyliion. These risks include, but are not limited to, Hyliion’s ability to disrupt the powertrain market, Hyliion’s focus in 2021 and beyond, the effects of Hyliion’s dynamic and proprietary solutions on its commercial vehicle customers, accelerated commercialization of the Hypertruck ERX, the ability to meet 2021 and future product milestones, the impact of COVID-19 on long-term objectives, and the ability to reduce carbon intensity and greenhouse gas. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Hyliion’s operations and projections can be found in its filings with the Securities and Exchange Commission (the “SEC”). Hyliion’s SEC Filings are available publicly on the SEC’s website at www.sec.gov.

Hyliion Holdings Corp.

Consolidated Statements of Operations

(Dollar amounts in thousand, except share and per share data)

	Three Months Ended December 31,
	2020	2019

Operating expenses:
Research and development	$(4,464)	$(2,553)
Selling, general and administrative expenses	(5,880)	(753)

Loss from operations	(10,344)	(3,306)
Other income (expense):
Interest expense	(1)	(1,084)
Change in fair value of convertible notes payable derivative liabilities	-	296
Other income	-	7
Loss on extinguishment of debt	(10,170)	-

Total other expense	(10,171)	(781)

Net loss	$(20,515)	$(4,087)

Net loss per share, basic and diluted	$(0.13)	$(0.05)

Weighted-average shares outstanding, basic and diluted	156,352,637	86,762,463

Hyliion Holdings Corp.

Consolidated Statement of Operations

(Dollar amounts in thousands, except share and per share data)

	Years Ended December 31,
	2020	2019

Operating expenses:
Research and development	$(12,598)	$(9,269)
Selling, general and administrative expenses	(9,585)	(2,730)

Loss from operations	(22,183)	(11,999)
Other income (expense):
Interest expense	(5,459)	(3,260)
Change in fair value of convertible notes payable derivative liabilities	(1,358)	1,119
Other income	(12)	27
Loss on extinguishment of debt	(10,170)	-

Total other expense	(16,999)	(2,114)

Net loss	$(39,182)	$(14,113)

Net loss per share, basic and diluted	$(0.38)	$(0.16)

Weighted-average shares outstanding, basic and diluted	104,324,059	86,643,714

Hyliion Holdings Corp.

Consolidated Balance Sheets

(Dollar amounts in thousands, except share and per share data)

	December 31,
	2020	2019
Assets

Current assets:
Cash and cash equivalents	$389,705	$6,285
Accounts receivable	92	145
Prepaid expenses and other current assets	16,408	414
Short-term investments	201,881	-
Total current assets	608,086	6,844
Property and equipment, net	1,171	1,635
Operating lease right-of-use assets	5,055	4,976
Intangible assets, net	332	429
Other assets	193	212
Long-term investments	35,970	-
Total assets	$650,807	$14,096
Liabilities and stockholders’ equity (deficit)

Current liabilities:
Accounts payable	$1,890	$1,156
Convertible notes payable derivative liabilities	-	3,029
Current portion of operating lease liabilities	734	953
Current portion of debt	49	6,720
Accrued expenses and other current liabilities	1,982	500
Total current liabilities	4,655	12,358
Operating lease liabilities, net of current portion	5,076	4,803
Convertible notes payable derivative liabilities, net of current portion	-	5,322
Debt, net of current portion	908	9,682
Total liabilities	10,639	32,165

Commitments and contingencies (Note 15)

Stockholders’ equity (deficit)
Common stock, $0.0001 par value; 250,000,000 shares authorized; 169,316,421 and 86,762,463 shares issued and outstanding at December 31, 2020 and 2019, respectively	17	9
Additional paid-in capital	728,299	30,888
Accumulated deficit	(88,148)	(48,966)
Total stockholders’ equity (deficit)	640,168	(18,069)
Total liabilities and stockholders’ equity (deficit)	$650,807	$14,096

Hyliion Holdings Corp.

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

	Years Ended December 31,
	2020	2019
Operating activities:
Net loss	$(39,182)	$(14,113)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	850	1,028
Loss on extinguishment of debt	10,170	-
Noncash lease expense	928	1,312
Paid-in-kind interest on convertible notes payable	1,085	723
Amortization of debt discount	4,237	2,485
Share-based compensation	294	125
Change in fair value of convertible notes payable derivative liabilities	1,358	(1,118)
Change in fair value of contingent consideration liability	-	(27)
Accounts receivable	53	(28)
Prepaid expenses and other current assets	(4,019)	(62)
Other assets	19	106
Accounts payable	734	(684)
Accrued expenses and other current liabilities	1,482	(21)
Operating lease liabilities	(953)	(798)

Net cash used in operating activities	(22,944)	(11,072)

Investing activities:

Purchase of property and equipment	(311)	(349)
Purchase of investments	(237,851)	-
Proceeds from sale of property and equipment	22	-

Net cash used in investing activities	(238,140)	(349)

Financing activities:
Business Combination and PIPE financing, net of issuance costs paid	516,454	-
Proceeds from the exercise of stock warrants	124,536	-
Proceeds from convertible notes payable issuance and derivative liabilities	3,200	16,803
Proceeds from Paycheck Protection Program loan	908	-
Payments for deferred financing costs	(468)	-
Repayments on finance lease obligations	(247)	(201)
Proceeds from exercise of common stock options	121	7

Net cash provided by financing activities	644,504	16,609

Net increase in cash and cash equivalents:	383,420	5,188
Cash and cash equivalents, beginning of period	6,285	1,097

Cash and cash equivalents, end of period	$389,705	$6,285